Exhibit 99.9

Gold Stone Technical Inc.

Unit No. 86, 1/F. South Seas Centre, No. 75 Mody Road, Kowloon, Hong Kong

+852 2866 0368

May 22, 2026

VIA EDGAR

Division of Corporation Finance

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Gold Stone Technical Inc.
Registration Statement on Form F-1
(CIK Number: 0002095509)
Representations Made Pursuant to Instruction 2 to Item 8.A.4 of Form 20-F

To whom it may concern:

Gold Stone Technical Inc. is a company incorporated in the Cayman Islands (the “Company”). In connection with the proposed initial public offering of the Company’s ordinary shares (the “Offering”), the Company hereby respectfully makes the representations to the Securities and Exchange Commission (the “Commission”) required by Instruction 2 to Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering, a company may comply with only the 15-month requirement in Item 8.A.4 of Form 20-F if the company is able to make the representations specified by Instruction 2 to Item 8.A.4 of Form 20-F.

The Company’s submission of the revised draft registration statement on Form F-1 (the “Revised Draft Registration Statement”) on the date hereof contained audited financial statements prepared in accordance with accounting principles generally accepted in the United States of America for the years ended March 31, 2025 and 2024.

In submitting the Registration Statement, the Company is complying with the 15-month requirement, rather than the 12-month requirement, with respect to the last year of audited financial statements. The Company is submitting this representation letter pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that “[a] company may comply with only the 15-month requirement in this item if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents to the Commission that:

1.	the Company is not required by any jurisdiction outside of the United States to issue audited financial statements as of a date not older than 12 months at the time this document is submitted;

2.	compliance with the 12-month requirement in Item 8.A.4 of Form 20-F is impracticable and involves undue hardship for the Company;

3.	the Company does not anticipate that its audited financial statements for the year ended March 31, 2026 will be available until July 2026; and

4.	in no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the Offering.

The Company is submitting this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Please do not hesitate to contact the undersigned at +852 2866 0368 or the Company’s counsel Lan Lou at (917) 661-8175 if you have any questions regarding the foregoing.

Very truly yours,

Gold Stone Technical Inc.

By:	/s/ Zhu Cheng Zhong
Name:	Zhu Cheng Zhong
Title:	Chief Executive Officer

cc:	Lan Lou, Partner, Jun He Law Offices
Edward Chen, Partner, Edward Associate CPA PLLC
Jing Ye, Partner, Ye & Associates, P.C.

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